UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File No. 333-167824

Securitas EDGAR Filings, Inc. (Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	20-8235905 (IRS Employer Identification No.)

Empire State Building

350 Fifth Avenue, 59th Floor

New York, NY 10118

(866) 956-8241

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeremy Pearman

Chief Executive Officer

Empire State Building

350 Fifth Avenue,  59th Floor

New York, NY 10118

Tel.  (866) 956-8241

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Robert L. B. Diener, Esq. Law Offices of Robert Diener 56 Laenani St. Haiku, HI 96708 Tel. (310) 396-1691 Fax. (310) 362-8887

Approximate date of proposed sale to the public:  NOT APPLICABLE.

If any of the securities being registered on this from are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

Securitas Edgar Filings, Inc.’s, a Nevada corporation, (the “Company”), Registration Statement (Registration No. 333-167824) (the “Registration Statement”) was declared effective on April 18, 2011 (the “Effective Date”) for the purpose of registering (1) 294,000 shares of common stock offered for resale by 32 of the Company’s shareholders and (2) a maximum of 1,000,000 shares of common stock offered for sale by the Company on a best-efforts basis (the “Offering”) under the Securities Act of 1933. The Company sold 25,000 shares of common stock pursuant to this Offering.

This Post-Effective Amendment No. 4 (the “Amendment”) relates to the Registration Statement of Company pursuant to Item 512(a)(3) of Regulation S-B to remove from registration any of the securities that remained unsold by the Company at the termination of the offering.  In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 975,000 shares which were unsold by the Company at the end of the Offering.

Accordingly, the Company files this Post-Effective Amendment No. 4 to the Registration Statement to deregister all shares under the Offering that remain unsold by the Company as of the date hereof.

The Registration Statement shall remain effective as to the 294,000 shares of common stock offered for resale by 32 of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Securitas Edgar Filings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Kentucky on February 7, 2012.

Date: February 7, 2012

By:

/s/ Jeremy Pearman  .

(Signature)

Name:

Jeremy Pearman

Title:

President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 4 to the Registration Statement has been signed by the following person in the capacities indicated and on February 7, 2012.

Signature	Title	Date

By: /s/ Jeremy Pearman	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	February 7, 2012